UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2016 GreeneStone Healthcare Corporation, a Colorado corporation (the “Company”) closed on a private offering (the “Private Offering”) to raise USD$500,000.00 in capital. Pursuant to the Private Offering, the Company entered into convertible note agreements (the "Series L Convertible Notes" or the "Notes") in exchange for advances to the Company of $469,000.00 in total, with certain accredited investors (each an “Investor,” and collectively the “Investors”) and a warrant agreement (the “Warrant Agreement”) equal to one Warrant for each dollar of Convertible Note issued.

The Convertible Notes and Warrants issued by the Company raised an aggregate principal amount of USD$469,000.00, as follows: (i) the Company issued eight Notes for a total of USD$469,000.00 convertible at the option of the Investors into 15,633,333 shares the Company’s common stock (the “Common Stock”), par value USD$0.01; and (ii) the Company issued 15,633,333 Warrants. Unless otherwise provided for in the Notes, the Notes bear a 0% interest rate and mature six months from the date of issuance. At any time during the term of each of the Notes, each of the Investors may elect to convert the amount owed under a Note to shares of Common Stock of the Company, at a conversion price of USD$0.03 per share of Common Stock. The Warrants entitle each Warrant holder to purchase a single share of the Company’s Common Stock at an exercise price of USD$0.03 per share for each Warrant exercised. The Warrants expire on December 18, 2019.

The Notes and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder. The Warrants and the Notes, and the Common Stock issuable upon exercise of the Warrants and conversion of the Notes, have not been registered under the Securities Act, or any other applicable securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act.

$249,444.44 of the proceeds raised in the Private Offering has been used to repay in full certain indebtedness of the Company to JMJ Financial. The Company plans to use the balance of the proceeds for its operations.

The foregoing description of the Series L Convertible Notes, Warrant Agreements and the Warrants does not purport to be complete and is qualified in its entirety by reference to the forms of the Warrant Agreement (including the form of the Warrant and the Warrant exercise form) and the Notes, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. In acquiring the Warrants and the Notes, the Investors made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The Warrants and the Notes were offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act, as provided in Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The offering of the Warrants and the Notes were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Form of Warrant Agreement (Including the Form of the Warrant and the Warrant Exercise Form), dated December 30, 2016
10.2	Form of Series L Convertible Note, dated December 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer

Exhibit No.	Exhibit Description

10.1	Form of Warrant Agreement (Including the Form of the Warrant and the Warrant Exercise Form), dated December 30, 2016
10.2	Form of Series L Convertible Note, dated December 30, 2016